Exhibit 31

CERTIFICATION

I, Mike Ulrich, as Vice President and Trust Officer of JPMorgan Chase Bank, the Trustee, certify that:

1.      I have reviewed this quarterly report on Form 10-Q of Santa Fe Energy Trust, for which JPMorgan Chase Bank serves as Trustee;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, distributable income and changes in trust corpus of the registrant as of, and for, the periods presented in this report;

4.      I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), or for causing such procedures to be established and maintained, for the registrant and I have:

(a)    designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

(b)   evaluated the effectiveness of the Trustee’s disclosure controls and procedures and presented in this report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c)    disclosed in this report any change in the Trustee’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Trustee’s internal control over financial reporting; and

5.      I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the registrant’s auditors:

(a)    all significant deficiencies and material weaknesses in the design or operation of the Trustee’s internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)   any fraud, whether or not material, that involves any management or other employees who have a significant role in the Trustee’s internal control over financial reporting; and

In giving the foregoing certifications, I have relied to the extent I consider reasonable on information provided to me by Devon Energy Production Company, L.P.

Date: May 6, 2004

/s/ Mike Ulrich
Mike Ulrich
Vice President